Exhibit 14(f)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Full Circle Capital Corporation and Subsidiaries:

Our audit of the consolidated financial statements and internal control over financial reporting referred to in our reports dated September 14, 2015, (appearing in the accompanying registration statement on Form N-14), also included an audit of the senior securities table of Full Circle Capital Corporation and Subsidiaries (the “Company”) for the year ended June 30, 2015 appearing in this Registration Statement on Form N-14. This table is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit of the consolidated financial statements.

In our opinion, the senior securities table for the year ended June 30, 2015, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ RSM US LLP

August 1, 2016